UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2008
M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)
New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 842-5445
(NOT APPLICABLE)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
     On December 23, 2008, M&T Bank Corporation, a New York corporation (the “Company”), entered into a letter agreement, including a Securities Purchase Agreement—Standard Terms incorporated therein (collectively, the “Agreement”), with the U.S. Department of the Treasury (the “Treasury”) pursuant to the Troubled Asset Relief Program Capital Purchase Program. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Under the Agreement, the Company issued to the Treasury, on December 23, 2008, 600,000 shares of Preferred Stock (as defined below) and a ten-year warrant (the “Warrant”) to purchase up to 1,218,522 shares of the Company’s common stock, par value $0.50 per share (“Common Stock”), at an initial exercise price of $73.86 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $600 million in cash. A copy of the Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     The issuance and sale of the Preferred Stock and the Warrant are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.
     The Preferred Stock, which qualifies as Tier 1 capital, will bear cumulative compounding dividends at a rate of 5% per year for the first five years and 9% per year thereafter, in each case, applied to the liquidation preference thereof, but will only be paid when, as and if declared by the Company’s Board of Directors out of funds legally available therefor. The Company may not redeem the Preferred Stock for the first three years except with the proceeds from one or more “Qualified Equity Offerings” (as defined in the amendment to the Company’s Certificate of Incorporation described in Item 5.03). After three years, the Company may redeem shares of the Preferred Stock for the per share liquidation preference plus any accrued and unpaid dividends.
     The Agreement contains limitations on certain actions of the Company, including but not limited to, the payment of cash dividends on Common Stock in excess of the current quarterly cash dividend of $0.70 per share and the repurchase of Common Stock during the first three years, unless all of the Preferred Stock has been redeemed or transferred to third parties or the Treasury otherwise consents, and grants the holders of the Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant certain registration rights.
     In the Agreement, the Company agreed that, until such time as the Treasury ceases to own any securities acquired pursuant to the Agreement, the Company’s employee benefit plans and other executive compensation arrangements for its senior executive officers must comply in all respects with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”). In connection therewith, the applicable executives consented to the amendment of any such plans or arrangements and waived any and all claims against the Treasury and the Company for any such amendments necessary for the Company to comply with the requirements of Section 111(b) of the EESA.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02.   Unregistered Sale of Equity Securities.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 3.03.   Material Modification to Rights of Security Holders.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On December 19, 2008, the Company filed with the New York State Department of State a Certificate of Amendment to Certificate of Incorporation for the purpose of fixing the designations, preferences, limitations and relative rights of a new series of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share and liquidation preference of $1,000 per share (the “Preferred Stock”) in connection with the Agreement. The Certificate of Amendment to Certificate of Incorporation was effective immediately upon filing. A copy of the Certificate of Amendment to Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.

3.1	Certificate of Amendment to Certificate of Incorporation with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series A dated December 19, 2008.

4.1	Warrant to Purchase Shares of M&T Bank Corporation Common Stock dated December 23, 2008.

10.1	Letter Agreement including the Securities Purchase Agreement—Standard Terms incorporated therein, between M&T Bank Corporation and the U.S. Department of the Treasury, dated December 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION
Date: December 24, 2008	By:	/s/ René F. Jones
René F. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

3.1	Certificate of Amendment to Certificate of Incorporation with respect to Fixed Rate Cumulative Perpetual Preferred Stock, Series A dated December 19, 2008.

4.1	Warrant to Purchase Shares of M&T Bank Corporation Common Stock dated December 23, 2008.

10.1	Letter Agreement including the Securities Purchase Agreement—Standard Terms incorporated therein, between M&T Bank Corporation and the U.S. Department of the Treasury, dated December 23, 2008.